UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gerencser Appointed Chief Revenue Officer

On February 21, 2015, Mr. Charles Gerencser was appointed the Chief Revenue Officer of SpendSmart Networks, Inc., a Delaware corporation (the “Company”).

Mr. Gerencser, 41, has been the Vice President of Sales at the Company since June 2013. Prior to that role, he served as an independent sales director at Gannett & The McClatchy Company.

There are no other arrangements or understandings between Mr. Gerencser and any other person pursuant to which Mr. Gerencser was appointed as Chief Revenue Officer of the Company. Mr. Gerencser has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Boris Appointed Secretary

On February 21, 2015, Mr. Timothy Boris, the current General Counsel of the Company. was appointed the Secretary of the Company.

Mr. Boris, 46, has served as the General Counsel of the Company since January 20, 2015. Prior to that role, Mr. Boris served as General Counsel to RestorGenex Corporation from 2011 until January 2015. Prior to his role with RestorGenex Corporation, Mr. Boris was in private practice.

There are no other arrangements or understandings between Mr. Boris and any other person pursuant to which Mr. Boris was appointed as Secretary of the Company. Mr. Boris has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Alex Minicucci
Dated: February 26, 2015	By:	Alex Minicucci
Chief Executive Officer